EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement of Sykes Enterprises, Incorporated and subsidiaries on Form S-8 of our report dated March 6, 1998 on our audits of the consolidated financial statements of Sykes Enterprises, Incorporated and subsidiaries as of December 31, 1997, and for the years ended December 31, 1996 and 1997, which report is incorporated by reference in Sykes Enterprises, Incorporated and subsidiaries' 1998 Annual Report on Form 10-K.


                                            PricewaterhouseCoopers LLP


Tampa, Florida
April 15, 1999